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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.


                                   FORM 8-K


                                CURRENT REPORT
    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)     September 14, 1999
                                                 ------------------------------


                            CutCo Industries, Inc.
           ------------------------------------------------------------
             (Exact name of registrant as specified in its charter)
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
         New York                            0-5223              11-1771806
-------------------------------            -----------    ---------------------
(State or other jurisdiction              (Commission        (IRS Employer
    of incorporation)                      File Number)     Identification No.)

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                   6900 Jericho Turnpike, Syosset, New York        11791
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                 (Address of principal executive offices)        (Zip Code)


Registrant's telephone number, including area code        (516) 677-0320
                                                   ---------------------------
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ITEM 4.   Changes in Registrant's Certifying Accountant
          ---------------------------------------------

     On September 14, 1999 Nussbaum, Yates & Wolpow, P.C. ("Nussbaum Yates") was terminated as the independent auditors for the Company. Nussbaum Yates had been appointed on June 10, 1998 to replace Grant Thornton as the Company's
     auditors.   Nussbaum Yates' report on the financial statements of the
     Company for the past year did not contain an adverse opinion or a disclaimer of opinion nor was such report qualified or modified as to uncertainty, audit scope or accounting principles. The decision to change accountants was recommended by the Board of Directors of the Company (the Company not having an audit or similar committee) and was made solely because of the Board's decision to relocate the principal operations of the Company from Syosset, New York to Los Angeles, California.

     During the Company's most recent fiscal year and through the date of termination there were no disagreements with Nussbaum Yates on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Nussbaum Yates would have caused Nussbaum Yates to make reference to the subject matter of such disagreements in connection with its reports.

     During the Company's most recent fiscal year and subsequent thereto the Company was not advised by Nussbaum Yates of any matters required to be disclosed under this item.

     On September 14, 1999 the Company engaged Jay J. Shapiro, C.P.A., P.C. ("Shapiro") to audit the financial statements of the Company for the year ended June 30, 1999. At no time has the Company consulted Shapiro regarding any accounting matters.

ITEM 7.   Financial Statements and Exhibits
          ---------------------------------

     Exhibit No.    Description
     -----------    -----------

     16.1           Letter from Nussbaum Yates & Wolpow, P.C.


                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



DATED: September 21, 1999           CutCo Industries, Inc.



                                    By:  /s/  Ron Oren
                                       -------------------------
                                          Ron Oren, President



CutCo\8-K